Exhibit 16.1

                      [Letterhead of Francis & Co., CPAs]


                               January 24, 2003



Securities and Exchange Commission
450 5th Street
Washington, DC  20549

Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on January 21, 2003, to be filed by our former client, Rivoli Bancorp, Inc. We agree with the statements made in response to that Item insofar as they relate to our firm.

                                                Very truly yours,



                                                /s/ Francis & Co., CPAs




cc:   J. Patrick McGoldrick
      Rivoli Bancorp, Inc.